Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-3 of Genius Sports Limited (the “Company”) of our report dated March 18, 2022, relating to the consolidated financial statements of the Company, appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 7, 2022